Exhibit 12.1




Earnings to Fixed Charges Ratio
                                               ------------------------------------------------------------------------------------
                                               Three Months         Three Months          Year ended            Year ended
                                               Ended March 31, 2003 Ended March 31, 2002  December 31, 2002     December 31, 2001
                                               ------------------------------------------------------------------------------------
Part I - Earnings
    Pretax income                                            22,118               31,653           (22,990)                22,813

    Add:
    Fixed Charges
    Interest expense - not income                             2,680                1,137             7,099                  6,930
    Amortization of debt issue costs
    and discount or premium relating to
    indebtedness                                                528                   25             1,042                    106
    Interest portion of rental expense                           97                   68               272                    247
    Preferred stock dividends                                                                                                   0

    Fixed Charges reduced by:
    Interest capitalized during the period                      781                  524             2,726                  1,657
    Preferred stock dividends                                                                                                   0
    Amortization related to capitalized interest                                                                                0
                                                   --------------------------------------------------------------------------------
                                                             24,642               32,359           (17,303)                28,439
                                                   ================================================================================
    Part II - Fixed Charges

    Interest Expense - not income                             2,680                1,137             7,099                  6,930
    Amortization of debt issue costs
    and discount or premium relating to
    indebtedness                                                528                   25             1,042                    106
    Interest portion of rental expense                           97                   68               272                    247
    Preferred stock dividends                                     -                    -                 -                      0

                                                   --------------------------------------------------------------------------------
                                                              3,305                1,230             8,413                  7,283
                                                   ================================================================================
    Fixed charge coverage                                      7.46                26.31             (2.06)                  3.90
                                                   ================================================================================




Earnings to Fixed Charges Ratio
                                               ---------------------------------------------------------------------------
                                               Year Ended          Year ended          5 months ended       Year ended
                                               December 31, 2000   December 31, 1999   December 31, 1998    July 31, 1998
                                               ---------------------------------------------------------------------------
Part I - Earnings
    Pretax income                                          1,553               2,773              (4,408)          (8,610)

    Add:
    Fixed Charges
    Interest expense - not income                          3,263               2,009               1,426            2,007
    Amortization of debt issue costs
    and discount or premium relating to
    indebtedness                                               3                   0                   0                0
    Interest portion of rental expense                       223                  57                   1                3
    Preferred stock dividends                                  0                   0                   0                0

    Fixed Charges reduced by:
    Interest capitalized during the period                     0                 343                 190              608
    Preferred stock dividends                                  0                   0                   0                0
    Amortization related to capitalized interes                0                   0                   0                0
                                               ---------------------------------------------------------------------------
                                                           5,042               4,496              (3,171)          (7,208)
                                               ===========================================================================
    Part II - Fixed Charges

    Interest Expense - not income                          3,263               2,009               1,426            2,007
    Amortization of debt issue costs
    and discount or premium relating to
    indebtedness                                               3                   0                   0                0
    Interest portion of rental expense                       223                  57                   1                3
    Preferred stock dividends                                  0                   0                   0                0

                                               ---------------------------------------------------------------------------
                                                           3,489               2,066               1,427            2,010
                                               ===========================================================================
    Fixed charge coverage                                   1.45                2.18               (2.22)           (3.59)
                                               ===========================================================================